Exhibit 99.1

Inotek Pharmaceuticals Corporation Reports Second

Quarter 2017 Financial Results and Operational Highlights

LEXINGTON, Mass – August 3, 2017 – Inotek Pharmaceuticals Corporation (NASDAQ: ITEK), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of therapies for ocular diseases, including glaucoma, today reported financial results and operational highlights for the quarter ended June 30, 2017.

“Inotek recently announced top-line results from our Phase 2 fixed-dosed combination (FDC) trial of trabodenoson, which did not show a clinically meaningful advantage of intraocular pressure (IOP) reduction at two months for the FDC compared to latanoprost alone. Based on the efficacy results shown to date for the FDC and monotherapy programs, we have decided to discontinue all preclinical and clinical development activities associated with trabodenoson in order to preserve our cash for value-creating opportunities,” said David P. Southwell, President and Chief Executive Officer of Inotek. “We continue to actively evaluate strategic alternatives to maximize shareholder value and are well-funded with $108.8 million in cash and marketable securities as of the end of the second quarter.”

Second Quarter 2017 and Recent Business Highlights:

•	In July, Inotek announced top-line results of the Phase 2 FDC trial of trabodenoson and latanoprost for the treatment of glaucoma. The FDC did not meet the trial’s primary endpoint of IOP reduction from diurnal baseline for a two month treatment period when compared to latanoprost alone. Based on the FDC top-line results and the results previously reported from the Phase 3 MATrX-1 monotherapy trial, the Company will discontinue further preclinical and clinical development of trabodenoson for all indications.

•	In conjunction with the FDC top-line results, Inotek also announced that it has engaged Perella Weinberg Partners as a financial advisor to assist the Company in exploring strategic alternatives.

Second Quarter 2017 Financial Results:

•	Cash and cash equivalents and short-term investments as of June 30, 2017, were $108.8 million.

•	At June 30, 2017, Inotek has outstanding $52.0 million aggregate principal amount of 5.75% Convertible Senior Notes due 2021.

•	Research and development expenses were $3.6 million for the quarter ended June 30, 2017, compared to $6.5 million for the quarter ended June 30, 2016, and $10.7 million for the six months ended June 30, 2017, compared to $14.1 million for the six months ended June 30, 2016.

•	General and administrative expenses were $2.2 million for the quarter ended June 30, 2017, compared to $2.3 million for the quarter ended June 30, 2016, and $5.1 million for the six months ended June 30, 2017, compared to $4.8 million for the six months ended June 30, 2016.

•	Loss from operations was $5.9 million for the quarter ended June 30, 2017, compared to a loss of $8.8 million for the quarter ended June 30, 2016, and $15.8 million for the six months ended June 30, 2017, compared to $18.9 million for the six months ended June 30, 2016.

•	Net loss was $6.6 million for the quarter ended June 30, 2017, compared to a net loss of $8.7 million for the quarter ended June 30, 2016, and $17.2 million for the six months ended June 30, 2017, compared to $18.8 million for the six months ended June 30, 2016.

•	Approximately 27.0 million shares of common stock were outstanding at June 30, 2017.

About Inotek Pharmaceuticals Corporation

Inotek Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of therapies for ocular diseases, including glaucoma. In July 2017, the Company announced top-line results of its Phase 2 fixed-dose combination trial of trabodenoson and latanoprost for the treatment of glaucoma. The trial did not meet its primary efficacy endpoint and the Company has since discontinued development of trabodenoson in order to focus on evaluating strategic alternatives. For more information, please visit www.inotekpharma.com. The inclusion of our website address here and elsewhere in this press release does not include or incorporate by reference the information on our website into this press release.

Forward-Looking Statements

Various statements in this release concerning Inotek’s future expectations, plans and prospects, including without limitation, Inotek’s expectations regarding its ability to identify or consummate a strategic alternative; Inotek’s expectations regarding reporting top-line data of its Phase 2 trial for its FDC or other trials; Inotek’s expectations with respect to the timing and success of its clinical studies and pre-clinical studies for trabodenoson, its FDC program, and orphan diseases; and Inotek’s expectations regarding its successful potential future development of trabodenoson for any indications; may constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “will give,” “estimate,” “seek,” “will,” “may,” “suggest” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Inotek’s ability to identify and execute on its strategic alternatives, Inotek’s ability to successfully demonstrate the efficacy and safety of trabodenoson, its FDC program, its pre-clinical studies for orphan diseases, the pre-clinical and clinical results for its product candidates, which may not support further development and marketing approval, the potential advantages of Inotek’s product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of pre-clinical studies and clinical trials of its product candidates, Inotek’s ability to obtain, maintain and protect its intellectual property, Inotek’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, the timing, cost or other aspects of a potential commercial launch of Inotek’s product candidates and potential future sales of our current product candidates or any other potential products if any are approved for marketing, competition from others developing products for similar uses, Inotek’s ability to manage operating expenses, Inotek’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Inotek’s dependence on third parties for development, manufacture, marketing, sales and distribution of product candidates, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in Inotek’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as discussions of potential risks, uncertainties, and other important factors in Inotek’s subsequent filings with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Inotek Contact:

Claudine Prowse, Ph.D., 781-552-4305

Vice President, Corporate Development and IRO

IR@inotekpharma.com

Inotek Pharmaceuticals Corporation

(Unaudited)

(in thousands, except share and per share amounts)

Consolidated Balance Sheets

	June 30, 2017	December 31, 2016
Cash and cash equivalents and short-term investments	$108,754	$126,473
Other assets	2,311	3,174

Total assets	$111,065	$129,647

Accounts payable, accrued expenses and other liabilities	$4,293	$7,519
2021 Convertible Notes, net of issuance costs	49,242	48,960
Stockholders’ equity	57,530	73,168

Total liabilities and stockholders’ equity	$111,065	$129,647

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating expenses:
Research and development	$(3,624)	$(6,465)	$(10,721)	$(14,080)
General and administrative	(2,232)	(2,315)	(5,101)	(4,837)

Loss from operations	(5,856)	(8,780)	(15,822)	(18,917)

Interest expense	(889)	—	(1,765)	—
Interest income	183	96	355	165

Net loss	$(6,562)	$(8,684)	$(17,232)	$(18,752)

Net loss per share attributable to common stockholders—basic and diluted	$(0.24)	$(0.33)	$(0.64)	$(0.71)

Weighted-average number of shares outstanding—basic and diluted	26,994,454	26,623,280	26,990,409	26,523,337